Exhibit 99.1

The Glimpse Group Becomes A Pureplay Physical AI Company and Announces Q3 Fiscal Year 2026 Financial Results

The Strategic Shift Includes: Pureplay Physical AI Focus; Direct Equity Investment by Its Two Largest Shareholders, Incoming Board & Execs; Incoming Tier 1 Board; and Executive Changes

NEW YORK, NY, May 14, 2026 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: GGRP), a diversified Immersive Technology platform company providing enterprise-focused Immersive Technology, Spatial Computing and Artificial Intelligence (“AI”) driven software and services, announced a fundamental strategic update and financial results for its third quarter fiscal year 2026, ended March 31, 2026 (“Q3 FY ‘26”).

Strategic Shift of Glimpse to Brightline Interactive, Inc (“BLI”)

●	BLI is Glimpse’s subsidiary company that provides advanced Physical AI infrastructure software and services to the U.S. Department of War (“DoW”) and Big-Data Enterprises via its SpatialCore platform.

○	SpatialCore is an engine that drives a standardized connection and interface between AI systems, enabling to access the real world – well beyond today’s mostly text and 2D databases and formats.

○	The implications are potentially far reaching and transformative for autonomous vehicles, drone swarms, robotics and intelligent machines, defense systems, advanced weaponry and other.

○	Incorporated at the infrastructure level, SpatialCore enables intelligent systems to perceive, decide and act in the real world (“Physical AI”) via a standardized interface that is usable across disparate systems that currently cannot communicate effectively.

●	BLI has proven its technology with several large contracts across cutting edge DoW entities and Cooperative Research and Development Agreements (CRADA) with both the Navy and Army. In addition, the technology is built in collaboration with NVIDIA.

●	We are encouraged that BLI has generated further and significant interest from various strategic players in the AI, DoW and autonomous segments.

●	Brightline’s leadership team has spent more than two decades developing the technologies underlying data interoperability, 3D/4D computing, cloud-scale infrastructure and Physical AI, with a CEO and CTO team that helped shape the evolution of spatial computing and real-world AI systems. Backed by experienced strategy and product leadership, Brightline combines deep technical expertise with proven execution across government, industrial and autonomous systems.

●	Given this tremendous opportunity, we have decided to focus Glimpse’s going forward efforts solely on BLI as a pureplay Physical AI company. Glimpse is becoming Brightline (“Strategic Shift”). To facilitate this Strategic Shift:

○	A tier 1 board will be replacing Glimpse’s current board.

○	Immediate infusion of support capital from a small group, including Glimpse’s largest investor, second largest investor, incoming board members, company co-founders and executives.

○	Evaluate strategic alternatives for our Immersive tech subsidiary Glimpse Learning and shut down S5D. Our focus is to allow BLI to clearly position itself in the Physical AI space, and sharply focus company efforts and resources on BLI.

○	Withdrawal of our previously announced BLI IPO process. While much progress had been made, including several rounds with the SEC, ultimately the timing and end result remained elusive and unclear.

○	Tyler Gates, current General Manager of BLI will assume the role of CEO, replacing current CEO Lyron Bentovim.

Formation of New Board:

●	As an integral and important part of our Strategic Shift, subject to the finalization of internal transition items, it is expected that on or about June 1, 2026 the individuals listed below will replace Glimpse’s current board of directors*. This is expected to be a highly active and effective board, that has also invested in the current direct equity financing round (full bios to be presented upon the completion of the transition):

○	Ret. Admiral Scott Swift (incoming Chairman of the Board): U.S. Navy veteran of over 40 years, attaining the rank of Admiral and having held seven command assignments, culminating in his service as the 35th Commander of the U.S. Pacific Fleet. Mr. Swift currently serves as Chair of the Advisory Board of HawkEye 360, an RF geospatial intelligence company, as Chair of the Advisory Board of Lockheed Martin Rotary and Mission Systems, and as an advisory board member of General Atomics Aeronautica Systems.

○	Ret. Major General Pete Fesler: U.S. Airforce veteran of over 27 years, attaining the rank of Major General, culminating in his role Deputy Director of Operations for the North American Aerospace Defense Command (NORAD), where he directed US and Canadian aerospace and maritime warning and air defense missions. Mr. Fesler worked in the Secretary of Defense’s Chief Digital and Artificial Intelligence Office where he focused on advancing the application of advanced computing, data architectures, and artificial intelligence in command-and control systems, with particular emphasis on enabling distributed globally integrated planning.

○	Brain Archer (incoming Chair of Audit Committee): Previously a Managing Director at Citigroup, serving for ten years as Citi’s Head of Global Credit Trading, and holding a series of management and trading positions at both Citigroup and JPMorgan, working across a broad range of fixed income and equity products. He served as a member of the Board of Trustees at the University of Scranton, a board member of the International Swaps and Derivatives Association (ISDA) and was an inaugural member of the Securities and Exchange Commission’s Fixed Income Market Structure Advisory Committee (SEC FIMSAC). Mr. Archer is an adjunct professor in accounting and finance at Seton Hall University and Drew University, and began his professional career as a CPA in the audit practice at KPMG.

○	Tamar Elkeles (current and incoming): Dr. Elkeles has served as an independent director of Glimpse since April 2024. Dr. Elkeles has nearly 30 years of experience in the technology sector, including extensive work in government contracting, development and implementation of compliance frameworks, cybersecurity readiness and scaling operations within federal and defense markets. She was previously the Chief Learning & Talent Officer at Qualcomm Incorporated where she led strategic initiatives with, among other entities, U.S. federal agencies, defense organizations and international government partners.

○	Tyler Gates (incoming CEO): Mr. Gates has served as General Manager of BLI and as Chief Futurist Officer of Glimpse since August 1, 2022. Prior to Glimpse’s acquisition of BLI, Mr. Gates was CEO of the company and has held senior executive leadership roles at BLI since joining in 2012. Mr. Gates is the visionary behind BLI’s SpatialCore platform, a computing infrastructure designed to enable Physical AI by integrating real-time data, three-dimensional environments, and machine intelligence for applications across robotics, autonomous systems, drones, smart cities, and next-generation transportation.

* Tamar Elekels, Ian Charles and Alexander Ruckdaeschelcurrent, current Glimpse Independent Directors, as well as Lyron Bentovim Glimpse’s current CEO, are expected to stay on Glimpse’s board through the transition period.

Capital Infusion

●	As a show of support and to strengthen the Company’s balance sheet, a small group, including Glimpse’s largest investor, second largest investor and incoming board members, company co-founders and executives have invested approximately $1.85 million on at-the-market terms.

●	Summary Terms:

○	Common Shares: $0.55/share per share, based on the Company’s 30-day VWAP trading price (approximately 3,354,545 common shares and prefunded $0.001/share warrants).

○	Warrants: 125% warrant coverage at $0.55 per share (approximately 4,193,182 warrants with a cash exercise value of approximately $2.3 million).

○	Please refer to the offering prospectus supplement and related Form 8-K for complete details.

●	The Company has clean capital structure, with no debt, no converts, no preferreds and no material contingent liabilities.

Glimpse Departures

●	Lyron Bentovim, Glimpse Chairman, President and CEO: Mr. Bentovim is expected to leave the Company effective June 15, 2026 and from Board of Directors the earlier of June 15, 2026 or when the incoming Board assumes its position (expected June 1, 2026), in order to help facilitate an orderly transition.

●	Maydan Rothblum, Glimpse CFO/COO/Director: Mr. Rothblum is expected to resign from the Glimpse Board and his operating positions on May 15, 2026 to pursue another opportunity. However, he is expected to remain as a Board Advisor to the incoming Board, assisting in matters pertaining to the transition, legacy Glimpse matters, public company management, strategy and capital markets, and continued cohesiveness of the Glimpse Finance team and audit during the transition and afterwards.

●	Glimpse’s Finance team remains intact and cohesive. Replacing Maydan Rothblum as CFO is William J. Keneally, as of June 1, 2026. Mr. Keneally is a CPA (inactive) and a partner at TechCXO which provides comprehensive financial C-Suite executives and expertise. At TechCXO, Mr. Keneally previously served as CFO for RiceBran Technologies (NASDAQ: RIBT) and CFO for CTPartners (NYSE: CTP). Mr. Keneally has also been the CFO of a number of private equity portfolio companies including: Design Environments (Blackford Capital), GroundLink (Comvest), Gullivers Travel Associates (Travelport/Blackstone) and Metiom (Forstmann Little and Chase Capital Group). Prior to joining TechCXO, he was an auditor with Andersen for ten years and was promoted to Senior Manager. Mr. Keneally has a Bachelor of Business Administration with a concentration in accounting from the University of Notre Dame.

●	Jeff Enslin, Glimpse independent Board member: Mr. Enslin is expected to resign from his Board position on May 15, 2026. Mr. Enslin is leaving due to a conflict with a new role he has taken outside of Glimpse but is expected to serve as an advisor to BLI’s Board.

Financial Summary:

For our financials for the period ended March 31, 2026, please refer to the financial tables below and to our 10Q filed on May 14, 2026.

About Brightline Interactive

Brightline Interactive (BLI) is a Physical AI infrastructure software company focused on helping drones, robots and intelligent machines work together in the real world. Its SpatialCore platform creates a shared operational layer that allows systems from different manufacturers to communicate, coordinate, and operate together more efficiently.

Rather than each machine operating from its own limited view of the world, SpatialCore creates a shared picture of physical reality that connected systems can use at the same time. This gives autonomous systems and AI technologies the real-world context they need to coordinate, make decisions, and scale more effectively across complex environments.

Built on open standards and designed to remain independent of both hardware and AI models, SpatialCore is positioned as the software infrastructure layer beneath drones, robots and autonomous systems, not competing with the AI or mission software above it, but enabling those systems to work together through a shared understanding of the physical world. By reducing integration complexity and improving the efficient use of computing and energy resources, Brightline helps organizations scale large autonomous and AI-driven operations more efficiently.

For more information, please visit www.brightlineinteractive.com

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: GGRP) is a diversified Immersive technology platform company, providing enterprise-focused Immersive Technology, Spatial Computing and AI driven software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended (the “Securities Act”), and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act and other applicable securities laws. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Tyler Gates

General Manager (and incoming CEO)

Brightline Interactive

(703) 943-7202

tyler@brightlineinteractive.com

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2026	As of June 30, 2025
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$2,151,320	$6,832,725
Accounts receivable	662,201	840,551
Deferred costs	2,129	48,971
Notes receivable	50,832	160,600
Prepaid expenses and other current assets	674,497	289,810
Total current assets	3,540,979	8,172,657

Equipment and leasehold improvements, net	41,278	54,898
Right-of-use assets, net	161,160	122,094
Intangible assets, net	-	60,717
Goodwill	-	10,857,600
Other assets	11,100	11,100
Total assets	$3,754,517	$19,279,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$215,386	$228,371
Accrued liabilities	364,136	446,896
Deferred revenue	306,418	52,576
Lease liabilities, current portion	149,959	127,046
Contingent consideration for acquisition	-	1,483,583
Total current liabilities	1,035,899	2,338,472

Long term liabilities
Lease liabilities, net of current portion	12,371	4,704
Total liabilities	1,048,270	2,343,176
Commitments and contingencies

Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300,000,000 shares authorized; 21,076,506 and 21,055,506 issued and outstanding, respectively	21,077	21,056
Additional paid-in capital	83,219,223	82,506,758
Accumulated deficit	(80,534,053)	(65,591,924)
Total stockholders’ equity	2,706,247	16,935,890
Total liabilities and stockholders’ equity	$3,754,517	$19,279,066

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue
Software services	$443,189	$1,283,287	$2,866,391	$6,641,652
Software license/software as a service	209,428	138,948	461,159	387,886
Royalty income	4,841	-	28,258	-
Total Revenue	657,458	1,422,235	3,355,808	7,029,538
Cost of goods sold	73,359	402,209	974,471	2,061,519
Gross profit	584,099	1,020,026	2,381,337	4,968,019
Operating expenses:
Research and development expenses	1,532,362	829,815	3,400,149	2,610,038
General and administrative expenses	626,139	1,165,187	2,449,194	2,947,847
Sales and marketing expenses	273,605	483,138	901,640	1,606,236
Amortization of acquisition intangible assets	-	100,537	60,717	326,614
Goodwill impairment	10,857,600	-	10,857,600	-
Change in fair value of acquisition contingent consideration	-	26,012	16,417	87,492
Total operating expenses	13,289,706	2,604,689	17,685,717	7,578,227
Loss from operations before other income	(12,705,607)	(1,584,663)	(15,304,380)	(2,610,208)

Other income:
Gain on sale of business	-	-	240,000	-
Interest income	22,376	82,461	122,251	119,686
Net loss	$(12,683,231)	$(1,502,202)	$(14,942,129)	$(2,490,522)

Basic and diluted net loss per share	$(0.60)	$(0.07)	$(0.71)	$(0.13)

Weighted-average common shares used to compute basic and diluted net loss per share	21,076,506	20,999,445	21,072,444	19,161,661

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,942,129)	$(2,490,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	91,586	390,467
Common stock and stock option based compensation for employees, board of directors and vendors	712,486	718,632
Net gain on divestiture of subsidiaries	-	(1,392,434)
Reserve on note received in connection with divestiture of subsidiaries	-	1,500,000
Gain on office lease termination	-	(34,660)
Acquisition contingent consideration fair value adjustment	16,417	87,492
Goodwill impairment	10,857,600	-
Gain on sale of business	(240,000)	-
Adjustment to operating lease right-of-use assets and liabilities	(8,486)	(43,605)

Changes in operating assets and liabilities:
Accounts receivable	178,350	70,914
Deferred costs	46,842	(434,781)
Prepaid expenses and other current assets	(384,687)	198,917
Other assets	-	5,349
Accounts payable	(12,985)	(128,862)
Accrued liabilities	(42,760)	442,496
Deferred revenue	253,842	994,063
Net cash used in operating activities	(3,473,924)	(116,534)
Cash flow from investing activities:
Purchase of leasehold improvements and equipment	(17,249)	(41,453)
Proceeds from sale of business	200,000	-
Payment of contingent consideration for acquisition	(1,500,000)	(1,500,000)
Net cash used in investing activities	(1,317,249)	(1,541,453)
Cash flows provided by financing activities:
Notes receivable repayments (issuance)	109,768	(93,600)
Proceeds from securities purchase agreement, net	-	6,785,552
Proceeds from exercise of warrants	-	175,760
Net cash provided by financing activities	109,768	6,867,712

Net change in cash and cash equivalents	(4,681,405)	5,209,725
Cash and cash equivalents, beginning of period	6,832,725	1,848,295
Cash and cash equivalents, end of period	$2,151,320	$7,058,020

The following table presents a reconciliation of net loss to Adjusted EBITDA loss for the three and nine months ended March 31, 2026 and 2025:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(in millions)		(in millions)
Net loss	$(12.68)	$(1.50)	$(14.94)	$(2.49)
Depreciation and amortization	0.01	0.12	0.09	0.39
EBITDA loss	(12.67)	(1.38)	(14.85)	(2.10)
Stock based compensation expenses	0.14	0.31	0.71	0.71
(Gain) loss on sale of business/subsidiary/lease termination	-	0.03	(0.24)	0.07
Goodwill impairment	10.86	-	10.86	-
Non cash change in fair value of acquisition contingent consideration	-	0.03	0.02	0.09
Adjusted EBITDA loss	$(1.67)	$(1.01)	$(3.50)	$(1.23)

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.